Exhibit (10) - 29
EXCHANGE AGREEMENT
by and among
SUPERIOR BANCORP,
SUPERIOR CAPITAL TRUST II
AND
THE UNITED STATES DEPARTMENT OF THE TREASURY
Dated as of December 11, 2009

i

ii

Defined Terms

Affiliate	Section 6.7(b)
Agreement	Preamble
Bank	Section 1.2(d)(iii)
Base Indenture	Section 1.2(d)(iii)
Benefit Plans	Section 1.2(d)(vii)
Capital Securities	Recitals
Capitalization Date	Section 3.1(b)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Common Securities	Recitals
Common Stock	Section 4.10
Company	Preamble
Company Material Adverse Effect	Section 6.7(c)
Company Subsidiaries	Section 4.4(a)
Compensation Regulations	Section 1.2(d)(vii)
Debentures	Recitals
Delaware Statutory Trust Act	Preamble
EAWA	Section 5.10
EESA	Section 1.2(d)(vii)
Exchange	Recitals
First Supplemental Indenture	Section 1.2(d)(iii)
Governing Agreements	Section 1.2(d)(iii)
Governmental Entities	Section 1.2(c)
Guarantee Agreement	Section 1.2(d)(iii)
Indenture	Section 1.2(d)(iii)
Information	Section 4.4(c)
Investor	Preamble
Junior Stock	Section 5.6(c)
Parity Stock	Section 5.6(c)
Permitted Repurchases	Section 5.6(a)(ii)
Previously Disclosed	Section 6.7(d)
Relevant Period	Section 1.2(d)(vii)
SEC	Section 4.10
Section 4.5 Employee	Section 4.5(b)
Securities Purchase Agreement	Recitals
Senior Executive Officers	Section 1.2(d)(vii)
Series A Preferred Stock	Recitals
Series A Shares	Section 2.1
Share Dilution Amount	Section 5.6(a)(ii)
Targeted Completion Date	Section 4.10
Transfer	Section 5.4
Trust	Preamble
Trust Agreement	Section 1.2(d)(iii)
Trust Indenture Act	Section 4.9
iii

     EXCHANGE AGREEMENT, dated as of December 11, 2009 (this “Agreement”) by and among Superior Bancorp, a Delaware corporation (the “Company”), Superior Capital Trust II (the “Trust”), a Delaware statutory trust created under the Delaware Statutory Trust Act (as defined in the Trust Agreement), and the United States Department of the Treasury (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.
BACKGROUND
     WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 69,000 shares of the Company’s preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”, having a liquidation amount of $1,000 per share (the “Series A Preferred Stock”);
     WHEREAS, the Company issued the Series A Preferred Stock pursuant to a Securities Purchase Agreement, dated December 5, 2008 (the “Securities Purchase Agreement”), between the Company and the Investor;
     WHEREAS, the Company, the Trust and the Investor desire to exchange 69,000 newly issued capital securities of the Trust (the “Capital Securities”), with a liquidation amount of $1,000 per capital security, for the 69,000 shares of the Series A Preferred Stock beneficially owned and held by the Investor, on the terms and subject to the conditions set forth herein (the “Exchange”); and
     WHEREAS, in connection with the Exchange, the Trust proposes to use the Series A Preferred Stock, together with the proceeds of the issuance and sale by the Trust to the Company of $ 100,000 aggregate liquidation amount of its Fixed Rate Common Securities (the “Common Securities”), to purchase $69,100,000 aggregate principal amount of the Debentures (as defined in the First Supplemental Indenture).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
THE CLOSING; THE EXCHANGE OF CAPITAL SECURITIES FOR SERIES PREFERRED STOCK
     Section 1.1 The Capital Securities.
     The Capital Securities are being issued to the Investor in the Exchange pursuant to Article II hereof. The shares of Series A Preferred Stock exchanged for the Capital Securities pursuant to Article II hereof are being reacquired by the Company and shall have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as shares of Series A Preferred Stock.
     Section 1.2 The Closing.
     (a) The closing of the Exchange (the “Closing”) will take place at the offices of Haskell Slaughter Young & Rediker, LLC, 1400 Park Place Tower, 2001 Park Place North, Birmingham, Alabama 35203, at 9:00 a.m., CST on the business day after the day on which all of the conditions set forth in Sections 1.2(c) and (d) are satisfied or waived (other than those conditions that by their terms must be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

     (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Trust will deliver the Capital Securities to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s), (ii) the Investor will deliver the certificate representing the Series A Shares to the Trust, (iii) the Trust will use the Series A Shares, together with the proceeds of the issuance and sale by the Trust to the Company of $100,000 aggregate liquidation amount of Common Securities to purchase $69,100,000 aggregate principal amount of the Debentures and (iv) the Company will deliver to the Trust Debentures having an aggregate principal amount of $69,100,000.
     (c) The respective obligations of each of the Investor, the Trust and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company, the Trust and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.
     (d) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) (A) the representations and warranties of the Company set forth in (x) Sections 3.4 and 3.6 of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date and (y) Sections 3.1, 3.2, 3.3, 3.5, 3.7 and 3.8 of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
     (ii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(i) have been satisfied;
     (iii) the Investor shall have received an amount equal to all accrued and unpaid dividends on the Series A Shares to, but excluding, the Closing Date in cash to an account designated by the Investor;
     (iv) the Company shall have delivered to the Investor the Amended and Restated Declaration of Trust and Trust Agreement, in substantially the form attached hereto as Annex A (the “Trust Agreement”), among the Company, The Bank of New York Mellon Trust Company, N.A., a national banking association, as property trustee (the “Bank”), BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware trustee, and James A. White, an individual, and William H. Caughran, an individual, as administrative trustees, and the several Holders (as defined in the Trust Agreement), the Guarantee Agreement, in substantially the form attached hereto as Annex B (the “Guarantee Agreement”), between the Company and the Bank, as guarantee trustee, and the First Supplemental Indenture, in substantially the form attached hereto as Annex C (the “First Supplemental Indenture”), between the Company and the Bank, as trustee, which amends and supplements the Indenture in substantially the form attached hereto as Annex C (the “Base Indenture”), between the Company and the Bank; the Base Indenture and the First Supplemental Indenture are together referred to herein as the “Indenture”; the Trust Agreement, the Guarantee Agreement and the Indenture are collectively referred to herein as the “Governing Agreements”;
     (v) the Trust shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Capital Securities to the Investor or its designee(s);
     (vi) the Company shall have delivered to the Investor written opinions from outside counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the forms attached hereto as Annexes D-1 and D-2; and

     (vii) (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers shall have duly consented in writing to such changes), as may be necessary, during the period beginning with the Company’s receipt of any “financial assistance” (as such term is defined in the Compensation Regulations), and ending on the last date upon which any obligation of the Company arising from such financial assistance remains outstanding (disregarding any warrants to purchase common stock of the Company that the Investor may be holding) (such period, the “Relevant Period”), in order to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) and (B) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the condition set forth in Section 1.2(d)(vi)(A) has been satisfied; “Senior Executive Officers “ means the Company’s “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations issued or to be issued thereunder, including the rules set forth in 31 CFR Part 30 or any rules that replace 31 CFR Part 30.
     Section 1.3 Interpretation.
     When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York, Birmingham, Alabama or Wilmington, Delaware generally are authorized or required by law, regulation or executive order to remain closed or are customarily closed.
ARTICLE II
EXCHANGE
     Section 2.1 Exchange.
     On the terms and subject to the conditions set forth in this Agreement, (a) the Company and the Trust agree to issue the Capital Securities to the Investor in exchange for 69,000 shares of Series A Preferred Stock beneficially owned and held by the Investor (such shares, the “Series A Shares”), and (b) the Investor agrees to deliver to the Trust the Series A Shares in exchange for the Capital Securities.

     Section 2.2 Exchange Documentation.
     Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Series A Shares to the Trust or its designated agent and the Company and the Trust will cause delivery of the Capital Securities to the Investor or its designated agent.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as Previously Disclosed, the Company represents and warrants to Investor as of the date hereof and as of the Closing Date that:
     Section 3.1 Existence and Power.
     (a) Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.
     (b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Warrant, as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.
     Section 3.2 Authorization and Enforceability.
     (a) The Company has the corporate power and authority to execute and deliver this Agreement and the Governing Agreements and to carry out its obligations hereunder and thereunder.
     (b) The execution, delivery and performance by the Company of this Agreement and the Governing Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and, if any, its stockholders, and no further approval or authorization is required on the part of the Company. This Agreement and the Governing Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with its and their terms, subject to the Bankruptcy Exceptions.
     Section 3.3 Valid Issuance of Capital Securities and Debentures.

     (a) The Capital Securities have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Capital Securities will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, will represent nonassessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and the Guarantee Agreement and will not subject the holder thereof to personal liability.
     (b) The Debentures have been duly and validly authorized by the Company and, when issued and delivered pursuant to the Indenture, such Debentures will have been duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture, and will have the ranking set forth in the Indenture.
     Section 3.4 Non-Contravention.
     (a) The execution, delivery and performance by the Company of this Agreement, the Governing Agreements, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
     (b) Other than the filing of any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
     (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Code), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

     Section 3.5 Representations and Warranties Regarding the Trust.
     (a) The Trust has been duly created, is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act and is and will be treated as a “grantor trust” for federal income tax purposes under existing law.
     (b) The Trust has the statutory trust power and authority to conduct its business as contemplated by this Agreement and the Trust Agreement and is not required to be authorized to do business in any other jurisdiction.
     (c) The execution, delivery and performance of this Agreement and the Trust Agreement have been duly authorized by the Trust, and this Agreement and the Trust Agreement will constitute valid and legally binding instruments of the Trust, enforceable against the Trust in accordance their terms, subject to the Bankruptcy Exceptions. The Trust is not and will not be a party to or otherwise be bound by any agreement other than the Governing Agreements and those entered into in connection with the issuance of the Capital Securities and the Common Securities.
     (d) The administrative trustees of the Trust are officers of the Company and have been duly authorized by the Company to execute and deliver the Trust Agreement.
     (e) The Trust is not now, nor after giving effect to the transactions contemplated hereby will be, and the Trust is not controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.6 No Company Material Adverse Effect.
     Since September 30, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.
     Section 3.7 Offering of Securities.
     Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Capital Securities under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Capital Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
     Section 3.8 Brokers and Finders.
     No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.
ARTICLE IV
COVENANTS
     Section 4.1 Commercially Reasonable Efforts.
     Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

     Section 4.2 Expenses.
     If requested by the Investor, the Company shall pay all reasonable out-of-pocket and documented costs and expenses associated with the Exchange, including (i) the reasonable fees, disbursements and other charges of Venable LLP, as counsel to the Investor, and (ii) the reasonable fees, disbursements and other charges of the trustees for the Capital Securities and the Debentures.
     Section 4.3 Exchange Listing.
     If requested by the Investor, the Company and the Trust shall, at the Company’s expense, cause the Capital Securities, to the extent the Capital Securities comply with applicable listing requirements, and, after distribution thereof, the Debentures, to be listed on the Nasdaq Global Market, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange. At the Investor’s request, the Company agrees to take such action as may be necessary to change the minimum denominations of the Capital Securities to $25 or such other amount as the Investor shall reasonably request.
     Section 4.4 Access, Information and Confidentiality.
     (a) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.
     (b) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, the Company will permit, and will cause the Company Subsidiaries to permit the Investor and its agents, consultants, contractors access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions.
     (c) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.
     (d) Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.
     Section 4.5 Executive Compensation.
     (a) Benefit Plans. During the Relevant Period, the Company shall take all necessary action to ensure that its Benefit Plans comply in all respects with Section 111 of the EESA, as implemented by the Compensation Regulations, and shall not adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, the Company shall effect such changes to its Benefit Plans as promptly as practicable after it has actual knowledge of such changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes).
     (b) Additional Waivers. After the Closing Date, in connection with the hiring or promotion of a Section 4.5 Employee or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in a form satisfactory to the Investor and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this section. “Section 4.5 Employee” means (A) each Senior Executive Officer and (B) each additional highly-compensated employee of the Company or its Affiliates subject to the limitations set forth in subsection 111(b)(3)(D) of the EESA and the Compensation Regulations.
     (c) Clawback. In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.
     (d) Limitation on Deductions. During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.
     (e) Amendment to Prior Agreement. The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.
     Section 4.6 Certain Notifications Until Closing.
     From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.
     Section 4.7 Tax Status of Debentures.
     The Company agrees that, for so long as any Debentures are outstanding, it will not claim a deduction for interest on the Debentures for federal, state, foreign or other income tax purposes.
     Section 4.8 TIA Qualification.
     In connection with any registration pursuant to Section 5.5, the Company agrees to (i) qualify the Governing Agreements under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder (together, the “Trust Indenture Act”), and (ii) ensure that the Governing Agreements comply in all material respects with the applicable requirements of the Trust Indenture Act.
     Section 4.9 Monthly Lending Reports.
     During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.
     Section 4.10 Recapitalization.
     The Company has informed the Investor that the Company intends to pursue certain other transactions described below (the “Other Transactions”) each with a target date for consummation as indicated (a “Targeted Completion Date”):
     (a) the exchange of $12 million in face amount of the outstanding capital securities of Superior Capital Trust I that are privately held for shares of the Company’s common stock, par value per share of $.001 (the “Common Stock”) resulting in the extinguishment of the subordinated debt issued by the Company in connection therewith with a Targeted Completion Date of January 31, 2010;
     (b) the exchange of $10 million in subordinated debt owed by the Company to one creditor for Common Stock with a Targeted Completion Date of January 31, 2010; and
     (c) a follow-on public offering of Common Stock projected to result in net proceeds to the Company of approximately $100 million with a Targeted Completion Date of February 28, 2010 (assuming no review by the Securities and Exchange Commission (“SEC”) of the Company’s Registration Statement on Form S-1) or April 30, 2010 (assuming there is a review by the SEC).
     The Company will use its best efforts to consummate all the Other Transactions by the applicable Targeted Completion Date. Until all the Other Transactions have been consummated (or the Company and Investor agree that one or more of the Other Transactions is no longer susceptible to consummation on terms and conditions that are in the Company’s best interest), the Company shall provide the Investor with a reasonably detailed written report regarding the status of each of the Other Transactions at least once every two weeks and more frequently if reasonably requested by the Investor; provided, however, that if any one or more of the Other Transactions is not consummated by the time of its Targeted Completion Date, the Company shall, with respect to any such non-consummated Other Transaction, (x) within five business days after the Targeted Completion Date for such Other Transaction provide to the Investor a reasonably detailed written description of the status of such Other Transaction including the Company’s best estimate of the steps and timeline to complete such Other Transaction (the “Status Report”) and (y) thereafter, no less frequently than monthly and more frequently if reasonably requested by the Investor until such Other Transactions have been consummated, provide to the Investor an updated version of the Status Report.
ARTICLE V
ADDITIONAL AGREEMENTS
     Section 5.1 Unregistered Capital Securities.
     The Investor acknowledges that the Capital Securities have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Capital Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Capital Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.

     Section 5.2 Legend.
     (a) The Investor agrees that all certificates or other instruments representing the Capital Securities will bear a legend substantially to the following effect:
     “THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”
     (b) In the event that any Capital Securities (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Capital Securities, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.
     Section 5.3 Certain Transactions.
     The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Governing Agreements to be performed and observed by the Company.
     Section 5.4 Transfer of Capital Securities.
     Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Capital Securities at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Capital Securities.
     Section 5.5 Registration Rights.

     The Capital Securities shall be Registrable Securities and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Series A Preferred Stock.
     Section 5.6 Restriction on Dividends and Repurchases.
     (a) Until such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:
     (i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or
     (ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of the Capital Securities (which purchases shall be made on a pro rata basis, as provided in Section 5.6(b)), (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, and (G) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (G), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock (clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP, and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     (b) Until such time as the Investor ceases to own any Capital Securities, the Company shall not repurchase any Capital Securities from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Capital Securities then held by the Investor on the same terms and conditions.
     (c) “Junior Stock” means Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the

Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     (d) The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.6 and any terms included in this Section 5.6 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.
     Section 5.7 Repurchase of Investor Securities.
     From and after the date of this Agreement, the agreements set forth in Section 4.9 of the Securities Purchase Agreement shall be applicable only following the redemption in whole of the Capital Securities held by the Investor or the Transfer by the Investor of all of the Capital Securities held by the Investor to one or more third parties not affiliated with the Investor.
     Section 5.8 Qualified Equity Offering.
     The Company and the Investor agree, for the avoidance of doubt, that none of the transactions contemplated by this Agreement (including, without limitation, the issuance of the Debentures) shall be deemed a Qualified Equity Offering under the Securities Purchase Agreement or the Warrant.
     Section 5.9 Bank or Thrift Holding Company Status.
     (a) The Company shall maintain its status as a Savings and Loan Holding Company (or, if permitted to become a Bank Holding Company in accordance with Subsection (b), such status) for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.
     (b) The Company may become a Bank Holding Company in accordance with the requirements of the Bank Holding Company Act and applicable regulations, provided that it has duly fulfilled any commitments to or other requirements or obligations imposed by the Office of Thrift Supervision.
     Section 5.10 Compliance with Employ American Workers Act.
     Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA. “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Termination.
     This Agreement may be terminated at any time prior to the Closing:
     (a) by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the date hereof; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided further that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;
     (b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
     (c) by the mutual written consent of the Investor and the Company.
     In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
     Section 6.2 Survival of Representations and Warranties.
     The representations and warranties of the Company and the Trust made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.
     Section 6.3 Amendment.
     No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
     Section 6.4 Waiver of Conditions.
     The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
     Section 6.5 Governing Law; Submission to Jurisdiction, Etc.
     This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Governing Agreements (except with respect to the Trust Agreement in which case each of the parties hereto agrees to submit to the non-exclusive jurisdiction of such courts) or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Governing Agreements or the Exchange contemplated hereby.
     Section 6.6 Notices.
     Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company or the Trust:

Superior Bancorp
17 North Twentieth Street
Birmingham, Alabama 35203
Attention: James A. White
Facsimile: 205-488-3335
email: Jim.white@superiorbank.com
Telephone: (205) 327-3656
Attention: William H. Caughran
Facsimile: 205-488-3335
email: bill.caughran@superiorbank.com
Telephone: (205) 327-3615

With a copy to:

Haskell Slaughter Young & Rediker, LLC
1400 Park Place Tower
2001 Park Place North
Birmingham, Alabama 35203
Attention: Robert
E. Lee Garner
Facsimile: (205) 324-1133
email: relg@hsy.com
Telephone: (205) 254-1417
Attention: Kimberly L. Hager
Facsimile: (205) 324-1133
email: klh@hsy.com
Telephone: (205) 254-1473

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel Office of Financial Stability
Facsimile: (202) 927-9225
email: OFSChiefCounselNotices@do.treas.gov
     Section 6.7 Definitions.
     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.
     (b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

     (c) The term “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.
     (d) The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with SEC prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.
     (e) To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Sections 1.2 or 6.8(c) or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Capital Securities or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Capital Securities or Registrable Securities (and any like variations thereof), as applicable.
     Section 6.8 Assignment.
     Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) as provided in Sections 5.4 and 5.5 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement and all rights and obligations of the Investor hereunder shall be exercised by, and shall be the responsibility of, such Affiliate.
     Section 6.9 Severability.
     If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     Section 6.10 No Third-Party Beneficiaries.

     Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company, the Trust and the Investor any benefit, right or remedies, except that the provisions of Sections 4.4 and 5.5 shall inure to the benefit of the persons holding Capital Securities during any tacked holding period, as contemplated by that Section.
     Section 6.11 Entire Agreement, Etc.
     This Agreement (including the Annexes and Schedules hereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.
     Section 6.12 Counterparts and Facsimile.
     For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUPERIOR BANCORP

By: Name:	/s/ James A. White James A. White
Title:	Chief Financial Officer

SUPERIOR CAPITAL TRUST II

By: SUPERIOR BANCORP, as Depositor

By: Name:	/s/ James A. White James A. White
Title:	Chief Financial Officer

UNITED STATES DEPARTMENT OF THE TREASURY

By: Name:	/s/ Herbert M. Allison, Jr. Herbert M. Allison, Jr.
Title:	Assistant Secretary for Financial Stability
[Signature Page of Exchange Agreement]

SCHEDULE A
CAPITALIZATION
Common Stock
Par value: $0.001
Total Authorized: 200,000,000 Outstanding: 11,667,794
Subject to warrants, options, convertible securities, etc.: 3,849,439
Reserved for benefit plans and other issuances: 0
Remaining authorized but unissued: 184,482,767
Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above): None
Preferred Stock
Par value: None
Total Authorized: 5,000,000
Outstanding (by series): Series A 69,000
Reserved for issuance: None
Remaining authorized but unissued: 4,931,000

SCHEDULE B
Response to Section 3.6: None